Exhibit 10.1

FIRST AMENDMENT TO THE

DISNEY SAVINGS AND INVESTMENT PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

WHEREAS, The Walt Disney Company (the “Company”) maintains the Disney Savings and Investment Plan, as amended and restated effective January 1, 2010 (the “Plan”); and

WHEREAS, Article 12 of the Plan authorizes the Committee under the Plan to make certain Plan amendments; and

WHEREAS, the Committee has authorized one of its members to take any and all actions deemed necessary to effectuate the drafting and execution of this Amendment; and

WHEREAS, the Committee desires to amend the Plan (1) to change the rules relating to death distributions to match the rules for death distributions that will be effective under the Disney Retirement Savings Plan starting in 2012, (2) to change the default rule for voting Disney stock for which no voting instructions are received, (3) to exclude hourly non-union employees of ABC and its affiliates from participation effective at the end of 2011, (4) to permit rollovers from non-conduit IRAs, and (5) to make certain other clarifying changes to the Plan;

NOW, THEREFORE, this First Amendment to the Plan is hereby adopted, effective as set forth below:

1.	Effective January 1, 2012, Section 1.08 (“Beneficiary”) of the Plan is amended in its entirety to read as follows:

“Beneficiary” means any person, persons, or entity named by a Participant by written designation filed with the Committee to receive benefits payable in the event of the Participant’s death, provided that if the Participant is married and he designates someone other than his Spouse as the Beneficiary, the Participant must file a Spousal Consent with the Committee. If any Participant fails to designate a Beneficiary, or if the Beneficiary designated by a deceased Participant dies before the Participant, then the Beneficiary shall be deemed to be the Participant’s surviving Spouse or, if none, then the Beneficiary shall be determined in accordance with the following order of priority:

(a)	the Participant’s same-sex domestic partner (determined in accordance with procedures prescribed by the Committee), or if none;

(b)	the Participant’s natural and legally-adopted children (equally), or if none;

(c)	the Participant’s parents (equally), or if none;

(d)	the Participant’s brothers and sisters (equally), or if none;

(e)	the Participant’s estate.

2.	Effective at and after the close of business on December 31, 2011, Section 1.19 (“Covered Employee”) of the Plan is amended in its entirety to read as follows:

1.19	“Covered Employee” means:

(a)	For an Employee who is not an ABC Employee, an Employee of an Employer who receives Compensation in the form of a salary (as distinguished from hourly paid Employees), whether or not such Employee is exempt for wage-and-hour-law purposes. Notwithstanding the above, an Employee as described in any of the following paragraphs shall not be a Covered Employee, except to the extent the Company elects, by written notice, to extend Plan participation to such Employee:

(i)	an Employee who is covered by a collective bargaining agreement, unless the applicable collective bargaining agreement specifically provides for coverage by the Plan;

(ii)	an Employee who is employed by an Employer pursuant to an oral or written agreement that provides that the individual shall not be eligible to participate in the Plan;

(iii)	an Employee who is a “Leased Employee” (determined, for this purpose, without regard to the requirement that services be performed for at least one year);

(iv)	an Employee who is a non-resident alien with no United States source income; and

(v)	an Employee designated by an Employer as employed in a division or group, or at a site that the Employer determined, on a nondiscriminatory basis, shall not be eligible to participate in the Plan.

(b)	For an ABC Employee, an Employee who is a regular Full-Time Employee or a regular Part-Time Employee and who is remunerated in U.S. currency, except that an ABC Employee described by any of the following paragraphs shall not be a Covered Employee:

(i)	an Employee who is covered by a collective bargaining agreement, unless the applicable collective bargaining agreement specifically provides for coverage by the Plan; or

(ii)	an Employee if at the time of the adoption of the Plan by his Employer, or thereafter, the Employer elects to exclude some or all employees described in Section 410(b)(3)(C) of the Code and the Employee is excluded from the Plan by reason of such election; or

(iii)	an individual who is employed as a “daily hire” which means, for purposes of this paragraph (iii) and subject to the provisions of applicable collective bargaining agreements, an Employee who is hired by his Employer on a day to day basis, usually for a one-day assignment; or

(iv)	an individual who is hired for what is intended by his Employer to be a temporary period for a position in connection with a special event, such as Olympics coverage or Presidential election coverage; or

(v)	an individual who is hired in a position for a specific prime time program or series produced by the Entertainment Division of the ABC Television Network; or

(vi)	an individual who is employed pursuant to an agreement that provides that the individual shall not be eligible to participate in the Plan; or

(vii)	an individual who is not classified as an employee by the Employer, but who is treated as an Employee by reason of being treated as a “common law” employee of the Employer pursuant to the standards prescribed by Internal Revenue Service Revenue Ruling 87-41 or any successor thereto; or

(viii)	an Employee who is an Employee by reason of being treated as a Leased Employee (determined, for this purpose, without regard to the requirement that services be performed for at least one year); or

(ix)	an Employee whose basic compensation for services on behalf of the Employer is not paid directly by the Employer; or

(x)	an Employee of any division, unit, or department designated by the Employer to be a non-participating division, unit, or department; or

(xi)	effective at and after the close of business on December 31, 2011, an hourly-paid Employee who is not covered by a collective bargaining agreement.

Notwithstanding the provisions of paragraphs (iv) and (v) above, an ABC Employee described in either of said paragraphs shall be treated as a Covered Employee to the extent that the terms of a collective bargaining agreement to which his Employer is a party require the Employee to be treated as a Covered Employee. Expiration of a collective bargaining agreement shall not by itself affect an Employee’s status as a Covered Employee pending execution of a new collective bargaining agreement. For purposes of this subsection (b), a “Full-Time Employee” means an ABC Employee who is designated as full-time by his Employer under standards uniformly applied to similarly situated employees and a “Part-Time Employee” is an ABC Employee who is not a Full-Time Employee, including an ABC Employee who is designated as “casual” by his Employer.

(c)

For purposes of this definition of “Covered Employee,” and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by the Company, in its discretion, as employees under Code Section 3121(d) (including but not limited to, individuals classified by the Company as independent contractors and non-employee consultants) and individuals who are classified by the Company, in its discretion, as employees of any entity other than the Company or an Affiliated Employer do not meet the definition of Covered Employee and are ineligible for benefits under the Plan, even if the classification by the Company is determined to be erroneous, or is retroactively revised. In the event the classification of an individual who is excluded from the definition of Covered Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Covered Employee and shall be ineligible for benefits for all periods prior to the date the Company determines its classification of the individual is erroneous or should be revised. The foregoing sets forth a clarification of the intention of the Company regarding participation in the Plan for any Plan Year, including Plan Years prior to the amendment of this definition of “Covered Employee.”

3.	Effective January 1, 2011, Section 1.28 (“Highly Compensated Employee”) is amended in its entirety to read as follows:

1.28	“Highly Compensated Employee” means for any Plan Year, any Employee of the Employer or an Affiliated Employer (whether or not eligible for participation in the Plan) who:

(a)	was a 5 percent owner (as defined in Section 414(q)(2) and Section 416(i) of the Code) for such Plan Year or the prior Plan Year, or

(b)	for the preceding Plan Year received Statutory Compensation in excess of $110,000 (which is the dollar amount in effect for the Plan Year beginning on the Effective Date and the immediately preceding Plan Year), and was among the highest 20 percent of employees for the preceding Plan Year when ranked by Statutory Compensation paid for that year, excluding, for purposes of determining the number of such employees, such Employees as the Committee may determine on a consistent basis pursuant to Section 414(q) of the Code. The $110,000 dollar amount in the preceding sentence shall be adjusted from time to time for the cost of living in accordance with Section 414(q) of the Code.

Notwithstanding the foregoing, Employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer that constitutes income from sources within the United States shall be disregarded for all purposes of this Section. In addition, when the highest-paid 20 percent of employees for the preceding Plan Year are determined, Employees of acquired Employers and Affiliated Employers for which the transition period described in Section 410(b)(6)(C) of the Code has not ended shall be disregarded.

The Employer’s top-paid group election as described above shall be used consistently in determining Highly Compensated Employees for determination years of all employee benefit plans of the Employer and Affiliated Employers to which Section 414(q) of the Code applies (other than a multiemployer plan) that begin with or within the same calendar year, until such election is changed by Plan amendment in accordance with IRS requirements. The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

4.	Effective January 1, 2011, subsection (b) of Section 3.03 (“Special Contributions”) is amended in its entirety to read as follows:

(b)

Special Contributions may be made to correct an Actual Deferral Percentage test failure under Section 14.02, to correct a Contribution Percentage test failure under Section 14.03, or in order to satisfy the average benefit percentage test described in Section 410(b)(2) of the Code, provided that the requirements for taking such contributions into account in such tests as set forth in applicable Treasury regulations (including the requirement that such contributions not be disproportionate) are met.

5.	Effective as of the date this Amendment is adopted, paragraph (a)(iii) of Section 3.05 (“Rollover Contributions”) of the Plan is amended in its entirety to read as follows:

(iii)	A distribution described in Code Section 408(d)(3)(A)(ii) (as modified by Code Section 408(d)(3)(D)) from an individual retirement account or annuity (conduit or non-conduit) paid to the Covered Employee provided that the Covered Employee pays over such amount to the Trustee on or before the 60th day after the day it was received by the Covered Employee.

6.	Effective January 1, 2011, subparagraph (a)(i)(F) of Section 6.01 (“Investment Options”) of the Plan is amended in its entirety to read as follows:

(F)	Each Participant shall be entitled to elect, at such time and such manner as the Committee shall prescribe, to receive a distribution from the Plan of an amount in cash equal to the Participant’s proportional interest in any dividends paid with respect to Company Stock held on the record date for the dividend by the Company Stock ESOP Fund. A Participant may make such an election with respect to the dividends paid on any given date only if the value of the Participant’s proportional interest in the dividends paid on such date is at least $10 or the Participant elects to receive dividends by electronic funds transfer. Participants shall not be entitled to elect under this subparagraph to receive a distribution from the Plan of dividends paid with respect to Company Stock held on the record date for the dividend by the Company Stock Non-ESOP Fund. Dividends paid with respect to Company Stock held on the record date for the dividend by:

(I)	the Company Stock ESOP Fund, with respect to which no election to receive a cash distribution has been made or is available, or

(II)	the Company Stock Non-ESOP Fund,

shall be reinvested in additional shares of Company Stock, and the Aggregate Accounts of eligible Participants will be credited with additional shares and/or fractional shares of Company Stock.

7.	Effective September 8, 2011, subsection (a) of Section 6.02 (“Voting of Company Stock”) of the Plan is amended in its entirety to read as follows:

(a)

Voting. Each Participant with an interest in any Company Stock fund described in Section 6.01(a)(i)(A) shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) the full and fractional shares of Company Stock held by the Company Stock ESOP Fund and the Company Stock Non-ESOP Fund that are credited to the Participant’s Aggregate Account, hereinafter referred to as the “Participant’s interest in Company Stock.” Directions from a Participant to the Trustee concerning the voting of Company Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Committee. These directions shall be held in confidence by the Trustee and shall not be divulged to the Committee, the Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee’s services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Company Stock reflecting the Participant’s interest in Company Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall vote shares of Company Stock reflecting the Participant’s interest in Company Stock for which it has received no direction from the Participant as directed by the independent fiduciary appointed by the Committee for such purpose. Notwithstanding the foregoing, if, with respect to a particular year, no independent fiduciary has been appointed by the Committee or the appointed independent fiduciary does not provide timely direction, the Trustee shall vote shares of Company Stock reflecting the Participant’s interest in Company Stock for which it has received no direction from the Participant in the same proportion on each issue as it votes those shares reflecting Participants’ interests in Company Stock for which the Trustee has received voting directions from Participants.

8.	Effective January 1, 2011, subsection (h) of Section 7.01 (“Loans to Active Participants”) is amended in its entirety to read as follows:

(h)	For loans funded on or after January 1, 2011, loan proceeds shall be taken from the Participant’s or Alternate Payee’s Aggregate Accounts in the order prescribed in administrative procedures established by the Committee, as revised by the Committee from time to time in its discretion.

9.	Effective for deaths occurring on or after January 1, 2012, subsection (d) of Section 8.03 (“Distributions on Account of Termination of Employment”) is amended in its entirety to read as follows:

(d)	(i) Except as provided in Section 8.03(d)(ii), if a Participant dies prior to receiving a lump sum distribution of his Aggregate Account under this Section, the distribution shall be paid to the Participant’s Beneficiary in a lump sum as soon as administratively practicable following the Participant’s death, and no later than the latest date payment is permitted under Section 8.08. Notwithstanding the foregoing, if the Participant’s death occurs after his required beginning date under Section 8.08, any minimum required distribution for the calendar year of the Participant’s death, if not paid before the Participant’s death, shall be paid, no later than December 31 of the calendar year in which the Participant’s death occurs, (A) to the Participant’s Beneficiary or Beneficiaries, if a separate account has been established for the Beneficiary or Beneficiaries, or (B) otherwise, to the Participant’s estate (or in such other manner as may be determined by the Committee).

(ii)	If the Beneficiary is a minor, the portion of the Participant’s Aggregate Account that is payable to such Beneficiary shall be distributed pursuant to Section 8.03(d)(i) in a lump sum to the legal guardian of such minor, but only after presentation of proof of legal guardianship satisfactory to the Committee. If proof of legal guardianship has not been provided:

(A) Any minimum distribution amounts required to be distributed pursuant to Section 8.08 before the minor reaches majority or proof of legal guardianship is provided shall be paid, subject to Section 11.03, to an adult or adults the Committee has determined to have assumed the custody and principal support of the minor Beneficiary, and

(B) As soon as administratively practicable after the Beneficiary ceases to be a minor or proof of legal guardianship is provided, if earlier, any remaining amount payable to the Beneficiary shall be paid to the Beneficiary or to the legal guardian, respectively, in a lump sum.

10.	Effective for deaths occurring on or after January 1, 2012, subsection (c) of Section 8.08 (Required Minimum Distributions”) is amended in its entirety to read as follows:

(c)	If the Participant dies before distributions begin, the Participant’s entire interest will be distributed to the Participant’s Beneficiary (whether or not a designated beneficiary) by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. Notwithstanding the foregoing, if:

(i)	The Participant’s designated beneficiary is a minor;

(ii)	The minor beneficiary will not cease to be a minor before the fifth anniversary described above; and

(iii)	Proof of legal guardianship satisfactory to the Committee has not been provided pursuant to Section 8.03(d)(ii) at such time in advance as may be required by the Committee,

minimum distributions, equal to the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as described in Section 8.08(g), will be paid annually under Section 8.03(d)(ii)(A) beginning no later than December 31 of the calendar year immediately following the calendar year in which the Participant’s death occurred and will continue each calendar year thereafter until full distribution of the remainder of the beneficiary’s interest is made under Section 8.03(d)(ii)(B). For purposes of this Section 8.08(c) and Sections 8.08(g) and (h), distributions are considered to begin on the Participant’s required beginning date.

11.	Effective for deaths occurring on or after January 1, 2012, subsections (i) and (j) of Section 8.08 (“Required Minimum Distributions”) are deleted in their entirety and subsections (k) and (l) of Section 8.08 are renumbered as subsections (i) and (j), respectively, and any references to those subsections elsewhere in the Plan are changed accordingly.

12.	Effective January 1, 2012, Section 11.03 (“Facility of Payment”) of the Plan is amended in its entirety to read as follows:

11.03	Facility of Payment

(a)	If the Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident, the Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his Spouse, a child, a parent or other blood relative, or to a person with whom he resides.

(b)

Amounts payable under the Plan to a minor shall be paid for the minor’s benefit to the legal guardian of such minor, upon receipt of proof of legal guardianship satisfactory to the Committee. In the absence of proof of legal guardianship satisfactory to the

Committee, any payment due under the Plan to a minor may be paid to such adult or adults as in the opinion of the Committee have assumed the custody or principal support of such minor, provided that such adults shall execute any affidavits or other forms and/or make any written representations as may be required by the Committee.

(c)	Any payment made under subsection (a) or (b) shall be a complete discharge of the liabilities of the Plan for that benefit.

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to be executed this 13th day of December, 2011.

/s/ Barbara Kellams
Barbara A. Kellams